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                                                                      Exhibit 10

                              AMENDMENT AGREEMENT


     THIS AMENDMENT (the "Amendment") is made as of the 10th day of July, 1995 by and among WMX TECHNOLOGIES, INC., CHEMICAL WASTE MANAGEMENT, INC., WHEELABRATOR TECHNOLOGIES INC. ("WTI"), WASTE MANAGEMENT INTERNATIONAL, INC., WASTE MANAGEMENT INTERNATIONAL plc ("WME") and RUST INTERNATIONAL INC.


                                    RECITALS

     WHEREAS, the parties hereto are party to a certain First Amended and Restated International Business Opportunities Agreement dated as of January 1, 1993, as amended (the "Agreement") pursuant to which they have allocated various business opportunities among themselves.

     WHEREAS, WTI and WME intend to enter into a certain International Waste-to-Energy Framework Agreement dated July 10, 1995 (the "Framework Agreement") to form a joint venture (the "Joint Venture") to develop waste-to-energy projects outside of North America, Italy and Germany.

     WHEREAS, the parties desire to modify the allocation of waste-to-energy business opportunities outside of North America in order that they may pursue the Joint Venture.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendments. For so long as the Framework Agreement shall remain in effect:

     (a) the allocation to WME of opportunities outside of North America relating to the design, development, construction, operation and maintenance of waste-to-energy facilities under Section 3.2(b)(v) of the Agreement shall be deleted in its entirety; and

     (b) the following language shall be inserted as Section 3.2(b)(viii) of the
Agreement:

               (viii) opportunities outside of North America, other than in the countries of Germany and Italy, relating to the design, development, construction, operation and maintenance of waste-to-energy facilities shall be governed by the terms of the International Waste-to-Energy Framework Agreement dated July 10, 1995 by and between WTI and WME; such waste-to-energy opportunities in the countries of Germany and Italy shall be allocated to WME exclusively.
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     2.   Effect of Termination of Framework Agreement.  (a) The amendments to the Agreement set forth in Section 1 of this Amendment shall be of no further force and effect upon the termination of the Framework Agreement and the Agreement shall revert to its form as is existed immediately prior to the execution of this Amendment (subject to any subsequent amendments to the Agreement made in accordance with its terms).

          (b) Notwithstanding the foregoing and any other provision of the Agreement to the contrary, WME and WTI may continue to develop, construct, own and operate any waste-to-energy project that constitutes an Approved JV Project (as such term is defined in the Framework Agreement) as of the date on which the Joint Venture is terminated pursuant to the Framework Agreement.

     3. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

     4. Third Party Rights. This Amendment shall not provide any third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Amendment.

     5. Affiliates. The parties hereto acknowledge that they often conduct their business operations through controlled Affiliates (as defined in the Agreement). The parties hereto therefore agree that they will cause their respective direct and indirect controlled Affiliates to abide by the terms of this Amendment as if they were parties hereto to the extent necessary to carry out the purposes of this Amendment. Further, each party shall be entitled to cause its obligations hereunder to be satisfied, and to cause its benefits hereunder to be received, by its controlled Affiliates.

     6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     7. Choice of Law. This Amendment shall be interpreted and construed in accordance with the internal laws (and not the conflicts of laws rules) of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

     8. Assignment. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, but neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties hereto.

     9. Severability. If any provision of this Amendment is prohibited by or held to be invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Amendment. Each provision in this Amendment shall be read and construed independently of the other provisions hereof. If any provision of this Amendment, as applied to any party or to any

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circumstances, is adjudged by a court to be invalid or unenforceable for any reason, such judgment shall in no way affect any other provision of this Amendment, the application of such provision in any other circumstances or to any other party or the validity or enforceability of this Amendment. If any provision or part of a provision in this Amendment is held to be unenforceable because of the duration of such provision, the geographical area covered by such provision or the range of activities covered by such provision, the parties agree that the court making such determination will have the power to reduce the duration, area and scope of such provisions and to delete specific words or phrases, if and as necessary under law, and in its reduced form such provision will then be enforceable and will be enforced.

     10. Registration of Agreement. If there is any provision of this Amendment, or of any agreement or arrangement of which this Amendment forms a part, which causes or would cause this Amendment or that agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976 of Great Britain, then that provision shall not take effect until the day after particulars of this Amendment or that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to Section 24 of that Act.

     11. Ratification. Except as specifically amended hereby, the Agreement is hereby ratified, confirmed and approved.


WMX TECHNOLOGIES, INC.                      CHEMICAL WASTE
                                            MANAGEMENT, INC.


By: /s/ Thomas A. Witt                      By: /s/ Thomas A. Witt
    -------------------------------             -------------------------------
Name: Thomas A. Witt                        Name: Thomas A. Witt
Title: Vice President                       Title: Secretary


WHEELABRATOR                                WASTE MANAGEMENT
 TECHNOLOGIES INC.                           INTERNATIONAL, INC.


By: /s/ Stephen P. Stanczak                 By: /s/ Herbert A. Getz
    -------------------------------             -------------------------------
Name: Stephen P. Stanczak                   Name: Herbert A. Getz
Title: Staff Vice President and Secretary   Title: Vice President and Secretary


WASTE MANAGEMENT                            RUST INTERNATIONAL INC.
 INTERNATIONAL PLC


By: /s/ Edwin G. Falkman                    By: /s/ Stephen P. Stanczak
    -------------------------------             -------------------------------
Name: Edwin G. Falkman                      Name: Stephen P. Stanczak
Title: Chief Executive                      Title: Vice President and
                                                   Secretary

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